CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

CNA Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of CNA Financial Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


         WHEREAS,  the board deems it  advisable  that the amount of  authorized
         common  stock  of  the  Company  be  increased   from   200,000,000  to
         500,000,000 shares;


         NOW, THEREFORE, BE IT RESOLVED, that the matter be submitted to the shareholders at the next meeting and subject to their approval, the first paragraph of Article Fourth of the Certificate of Incorporation be amended to read as follows:

              FOURTH. The total number of shares of all classes of capital stock which the Company shall have authority to issue is Five Hundred Twelve Million Five Hundred Thousand (512,500,000) shares which shall be divided into two classes as follows: Twelve Million Five Hundred Thousand (12,500,000) shares of Preferred Stock without par value (Preferred Stock) and Five Hundred Million (500,000,000) shares of Common Stock with the par value of $2.50 per share (Common Stock).

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation will not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said CNA Financial Corporation has caused this Certificate to be signed by Jonathan D. Kantor, Senior Vice President, General Counsel and Secretary, and attested by its Assistant Secretary this 10th day of May, 1999.

                                      CNA FINANCIAL CORPORATION
ATTEST:

------------------------          ----------------------------
Mary A. Ribikawskis               Jonathan D. Kantor
Assistant Secretary               Senior Vice President, General Counsel
                                  and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

CNA Financial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of CNA Financial Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


         WHEREAS,  the board deems it  advisable  that the amount of  authorized
         common  stock  of  the  Company  be  increased   from   200,000,000  to
         500,000,000 shares;


         NOW, THEREFORE, BE IT RESOLVED, that the matter be submitted to the shareholders at the next meeting and subject to their approval, the first paragraph of Article Fourth of the Certificate of Incorporation be amended to read as follows:

              FOURTH. The total number of shares of all classes of capital stock which the Company shall have authority to issue is Five Hundred Twelve Million Five Hundred Thousand (512,500,000) shares which shall be divided into two classes as follows: Twelve Million Five Hundred Thousand (12,500,000) shares of Preferred Stock without par value (Preferred Stock) and Five Hundred Million (500,000,000) shares of Common Stock with the par value of $2.50 per share (Common Stock).

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation will not be reduced under or by reason of said amendments.


IN WITNESS WHEREOF, said CNA Financial Corporation has caused this Certificate to be signed by Jonathan D. Kantor, Senior Vice President, General Counsel and Secretary, and attested by its Assistant Secretary this 10th day of May, 1999.

                                              CNA FINANCIAL CORPORATION
ATTEST:
/S/Mary A. Ribikawskis                      S/Jonathan D. Kantor
------------------------                    ----------------------------
Mary A. Ribikawskis                              Jonathan D. Kantor
Assistant Secretary                            Senior Vice President,
                                            General Counsel and Secretary